                                                                     EXHIBIT 5.1

                              BROWN, WINICK, GRAVES, GROSS,
                           BASKERVILLE AND SCHOENEBAUM, P.L.C.

                                            ATTORNEYS AT LAW

666 GRAND AVENUE, SUITE 2000   Richard W. Baskerville  Sean P. Moore            Brian P. Rickert      Patents and Trademarks
DES MOINES, IOWA  50309-2510   Bruce Graves            Nancy S. Boyd            Valerie D.               G. Brian Pingel
                               Steven C. Schoenebaum   James L. Pray            Bandstra                 Camille L. Urban
TELEPHONE: (515) 242-2400                              Brenton D. Soderstrum    Alexander M. Johnson
FACSIMILE: (515) 283-0231      Harold N. Schneebeck    Michael D. Treinen       James S. Niblock
                               Paul D. Hietbrink       Scott L. Long            Ann Holden Kendell
                               William C. Brown        Ronni F. Begleiter       Rebecca A. Brommel
URL: www.ialawyers.com         Richard K. Updegraff    Miranda L. Hughes        Kelly K. Helwig
                               Paul E. Carey           Kelly D. Hamborg         Mark E. Roth
                               Douglas E. Gross        William E. Hanigan       Tina R. Thompson      Of Counsel:
                               John D. Hunter          Mary A. Ericson          Brian M. Green           Marvin Winick
                               James H. Gilliam        Barbara B. Burnett       Dustin D. Smith
                               Robert D. Andeweg       Michael J. Green         Adam W. Jones
                               Alice Eastman Helle     Michael A. Dee           Catherine C. Cownie
Offices in:                    Michael R. Blaser       Danielle Dixon Smid      Erick D. Prohs        Walter R. Brown (1921-2000)
  West Des Moines, Iowa        Thomas D. Johnson       Deborah J. Schmudlach    Laura N. Martino
  Pella, Iowa                  Christopher R. Sackett                           Amy R. Piepmeier      WRITER'S DIRECT DIAL NO.
                                                                                                           (515) 242-2459
                                                                                                      WRITER'S E-MAIL ADDRESS
                                                                                                       bandstra@ialawyers.com

                                 August 5, 2005

   Board of Directors
   Siouxland Ethanol, LLC
   110 East Elk Street
   Jackson, NE 68743

Re: 2005 Registration Statement on Form SB-2

Dear Directors:

In connection with the proposed offer and sale of up to 4,600 units of the membership interests (the "Membership Units") of Siouxland Ethanol, LLC (the "Company"), we have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and corporate records:

      1.    The Company's Articles of Organization;

      2.    The Company's Amended and Restated Operating Agreement;

      3. The Company's resolutions of the Board of Directors authorizing the issuance of units; and

      4. The Company's Registration Statement, as filed by Siouxland Ethanol, LLC on March 21, 2005 and Pre-Effective Amendments Numbers 1 - 4 as filed with the United States Securities and Exchange Commission.

In rendering our opinions, with the consent of the Company, we have relied upon:
(i) the representations of the Company and other representatives as set forth in the aforementioned documents as to those factual matters that we were unable to ascertain ourselves; and (ii) certificates and assurances from public officials as we have deemed necessary for purposes of expressing the opinions expressed herein. We have not undertaken any independent investigation to determine or verify any information and representations made by the Company and its members and representatives in the foregoing documents or in such certificates, and we have relied upon such information and representations in expressing our opinions.

August 5, 2005
Page 2

We have assumed in rendering these opinions that no person or party has taken any action inconsistent with the terms of the above-described documents or prohibited by law. We have confirmed that no attorney in this office who has provided legal services within the past six months has notice or knowledge of any misstatements or inaccuracies in the representations upon which we have relied.

The opinions expressed herein shall be effective only as of the date of this opinion letter. The opinions set forth herein are based upon existing law and regulations, all of which are subject to change prospectively and retroactively. Our opinions are based on the facts and the above documents as they exist on the date of this letter, and we assume no obligation to revise or supplement such opinions as to future changes of law or fact. This opinion letter is limited to the matters stated herein and no opinions are to be implied or inferred beyond the matters expressly stated herein.

Based on our examination and inquiry, we are of the opinion that, the Membership Units will be validly issued, duly authorized, fully paid, and non-assessable when issued and sold in the manner referred to in the Registration Statement and under the applicable subscription agreement(s), provided that the Registration Statement is effective.

                                              Very truly yours,

                                              /s/ Valerie D. Bandstra

                                              Valerie D. Bandstra